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                                                                    EXHIBIT 10.7

                                 PROMISSORY NOTE

$15,000,000.00                                                  Cincinnati, Ohio
                                                                June 23, 2004

      FOR VALUE RECEIVED, the undersigned NATIONAL INTERSTATE CORPORATION, an Ohio corporation (hereinafter referred to as "Maker"), promises to pay to the order of GREAT AMERICAN INSURANCE COMPANY, an Ohio corporation (hereinafter referred to as "Payee"), the principal sum of Fifteen Million And 00/100 Dollars ($15,000,000.00) together with interest thereon at the rate of seven percent (7%) per annum.

      Interest shall be payable quarterly commencing September 15, 2004, and on the 15th business day of each December, March, June and September thereafter until this Note is paid in full. The full amount of unpaid principal and accrued interest shall be due and payable on the fifth anniversary of the date of this Note.

      All payments on this Note shall be made in lawful money of the United States of America in immediately available funds at Payee's offices at 580 Walnut Street, Cincinnati, Ohio, or at such other address as Payee may designate in writing.

      If any installment of interest or principal is not paid when due then the full amount of unpaid principal and accrued interest shall become immediately due and payable and shall thereafter bear interest at the default interest rate of the lower of eleven percent (11%) per annum or the highest rate allowable by law.

      Maker may prepay all or any portion of the principal of this Note and interest due hereon at any time and from time to time without premium or penalty. All payments will be applied first to the payment of accrued interest.

      The provisions of this Note shall be governed by and interpreted in accordance with the laws of the State of Ohio.

      TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THE OBLIGATIONS OF THIS NOTE.

      IN WITNESS WHEREOF, the undersigned has executed this Promissory Note the date first above written.

                                            NATIONAL INTERSTATE CORPORATION

                                            BY: /s/ Alan Spachman
                                                -----------------
                                                 Name:  Alan Spachman
                                                 Title: President

                                            WITNESS: /s/ Gary N. Monda
                                                     -----------------
                                                 Name:  Gary N. Monda
                                                 Title: VP / CFO